EXHIBIT 1.A.(10)(B)

                                 SUPPLEMENT TO THE APPLICATION

                                 [_] The Prudential Insurance Company of America

                                 [_] Pruco Life Insurance Company
                                     A Subsidiary of The Prudential Insurance
                                     Company of America

                                 No.
                                 -----------------------------------------------

A Supplement to the Application for a variable contract in which
                                                                 ---------------
                                               is named as the proposed Insured.
-----------------------------------------------

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I BELIEVE THIS CONTRACT  MEETS MY INSURANCE  NEEDS AND FINANCIAL  OBJECTIVES.  I
ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE

 .............................................................YES [_]      NO [_]


An illustration of values is available upon request.





Date                                Signature of Applicant

                 ,19
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ORD 86218--90
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                                      II-8